EXHIBIT 99.1


                             [GRAPHIC OMITTED]

                          FOR ADDITIONAL INFORMATION:
                            Media Relations:           Investor Relations:
                            Jim Vitak                  Daragh Porter
                            (614) 790-3715             (859) 815-3825
                            jevitak@ashland.com        dlporter@ashland.com

                           FOR IMMEDIATE RELEASE
                            July 26, 2006

ASHLAND INC. REPORTS PRELIMINARY NET INCOME
OF $1.29 PER SHARE FOR FISCAL THIRD QUARTER

Covington, Ky. - Ashland Inc. (NYSE: ASH) today announced the following preliminary* results for its fiscal third quarter ended June 30, 2006:
  o Net income was $93 million, or $1.29 per share, as compared with $1,767 million, or $23.65 per share, in the June 2005 quarter. The prior year included $22.87 per share of earnings related to the MAP Transaction(a) and associated debt repayments.
  o Chemical Sector operating income totaled $70 million, down 18 percent versus the prior-year quarter, despite strong results from Ashland Performance Materials.
     - Performance Materials and Ashland Water Technologies, formerly reported together as Ashland Specialty Chemical, are now being disclosed as separate reporting segments in order to provide stakeholders with a clearer understanding of Ashland's businesses as
       the  company  evolves  into  a  diversified   chemical  company.
     - Performance Materials achieved record operating income of $41 million versus $33 million for the June 2005 quarter.
     - Water Technologies' operating income of $9 million included an $8 million pre-tax ($5 million after-tax or $.07 per share) foreign currency hedging gain on the Degussa acquisition and compares with operating income of $2 million in the June 2005 quarter.
     - Ashland Distribution earned operating income of $30 million, slightly less than the prior-year quarter.
     - Valvoline recorded an operating loss of $10 million as compared with $19 million of operating income a year ago, as margin pressure continued.
  o Transportation Construction Sector operating income grew to a record $68 million versus operating income of $41 million in the 2005 third quarter.

     "During the third quarter, two of our businesses--Performance Materials and APAC--performed exceptionally well, while Distribution delivered another solid quarter," said James J. O'Brien, Ashland chairman and chief executive officer. "Valvoline's performance, however, continued to suffer as rising lube stock costs and the resultant margin compression led to a loss for the third quarter. In addition, we acquired the Degussa AG water treatment business, part of our ongoing investment in the Water Technologies business. We also entered into an exclusive negotiating period with Oldcastle Materials Inc., regarding the possible sale of our APAC subsidiary."
     Performance Materials earned record operating income for the June 2006 quarter of $41 million, 24 percent above the $33 million of operating income earned in the June 2005 quarter. Sales and operating revenues were $370 million for the June 2006 quarter, a 3-percent decline from the June 2005 quarter. Volume declined 6 percent versus the 2005 quarter, excluding businesses sold as part of the MAP transaction a year ago. However, gross profit margins improved from 22.6 percent to 25.0 percent, driven by optimization of our product mix, combined with aggressive price increases.
     Distribution earned $30 million of operating income in the June 2006 quarter, slightly less than the prior year's record third quarter of $31 million. Performance for the quarter was primarily driven by volume growth of 3 percent and lower selling, general and administrative costs, while gross profit margins contracted to 9.3 percent from 10.0 percent a year ago. Higher costs, primarily in chemicals, outpaced pricing to customers, resulting in a near-term margin compression. Sales and operating revenues increased 6 percent versus the June 2005 quarter to $1,050 million, a record for the third quarter.
     Valvoline recorded an operating loss of $10 million for the June 2006 quarter as compared with operating income of $19 million in the June 2005 quarter. Valvoline's sales and operating revenues were $366 million for the quarter, a 3-percent increase over the June 2005 quarter. However, Valvoline's performance primarily reflects lower margins, as ongoing rapid increases in lube stock costs have not been fully offset by price increases in the marketplace. Total volume declined 6 percent, which we believe is consistent with the weak demand in its primary markets.
     Water Technologies recorded operating income of $9 million for the June 2006 quarter as compared with $2 million for the prior-year quarter. Operating income for the 2006 quarter included a foreign currency hedging gain of $8 million pre-tax on the Degussa acquisition price. Sales and operating revenues grew 12 percent to $113 million. Results for the quarter continued to be impacted by margin pressure, due to rising raw material costs and the lag in passing through price increases.

     The Transportation Construction Sector, known as Ashland Paving And Construction, Inc. (APAC), earned $68 million of operating income for the June 2006 quarter, beating the record $41 million it set in the June 2005 quarter. Revenues increased 18 percent to $838 million. APAC's excellent performance primarily reflects strong pricing and favorable weather. Hot-mix asphalt production was down 8 percent for the quarter, despite lower-than-normal precipitation. At June 30, 2006, APAC's construction backlog, which consists of work awarded and funded but not yet performed, was $2.0 billion, 7 percent below the prior year. Asphalt tonnage in the backlog declined 21 percent in the quarter versus a year ago. Governments, whose road building, repair and maintenance budgets are generally dollar-denominated, represent the primary customers of APAC. As asphalt and aggregate prices rise, governments appear to be reducing their tonnage demand.
     Ashland's tax rate for the 2006 third quarter was 32 percent and for the full year is currently expected to be 31 percent.
     Commenting on the outlook for the remainder of the year, O'Brien concluded, "We're pleased with Performance Materials' and Distribution's results for the June quarter, which is typically their strongest of the year. While this seasonal pattern is likely to continue, both businesses should outperform the September 2005 quarter, barring unforeseen circumstances. Valvoline and Water Technologies continue to be vulnerable to rising raw material costs. We are disappointed in their performance and are addressing expenses and reevaluating their business models in order to counter their market challenges. The results of these efforts are not likely to be seen for several months. In the meantime, Valvoline continues to pass through raw materials cost increases, although on a delayed basis. If raw materials cost increases subside, some improvement in margin should occur in the September 2006 quarter, but we would expect results to be below the September 2005 performance. Water Technologies should outperform the September 2005 quarter, largely due to the Degussa acquisition. APAC continues to benefit from improvements in its bidding and estimating processes and should continue its strong performance relative to the prior year in the September 2006 quarter, despite expected declines in volumes."
     Today at 11 a.m. (EDT), Ashland will provide a live webcast of its quarterly conference call with securities analysts. The webcast will be accessible through Ashland's website, www.ashland.com. Following the live event, an archived version of the webcast will be available for 12 months at www.ashland.com/investors.
     Ashland Inc. (NYSE: ASH) is a FORTUNE 500 chemical and transportation construction company providing products, services and customer solutions throughout the world. To learn more about Ashland, visit www.ashland.com.

                                    -0-

FORTUNE 500 is a registered trademark of Time Inc.

FOOTNOTES
(a) The "MAP Transaction" refers to the June 30, 2005, transfer of Ashland's 38-percent interest in Marathon Ashland Petroleum LLC (MAP), Ashland's maleic anhydride business and 60 Valvoline Instant Oil Change centers in Michigan and northwest Ohio to Marathon Oil Corp.

*PRELIMINARY RESULTS
Financial results are preliminary until the Company's Quarterly Report on Form 10-Q is filed with the U.S. Securities and Exchange Commission. This filing is expected to be made on or before August 9, 2006.

FORWARD-LOOKING  STATEMENTS
This news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, with respect to Ashland's operating performance. These estimates are based upon a number of assumptions, including those mentioned within this news release. Such estimates are also based upon internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, weather, operating efficiencies and economic conditions, such as prices, supply and demand, cost of raw materials, and legal proceedings and claims (including environmental and asbestos matters). Although Ashland believes its expectations are based on reasonable assumptions, it cannot assure the expectations reflected herein will be achieved. This forward-looking information may prove to be inaccurate and actual results may differ significantly from those anticipated if one or more of the underlying assumptions or expectations proves to be inaccurate or is unrealized or if other unexpected conditions or events occur. Other factors and risks affecting Ashland are contained in Ashland's Form 10-K, as amended, for the fiscal year ended Sept. 30, 2005. Ashland undertakes no obligation to subsequently update or revise the forward-looking statements made in this news release to reflect events or circumstances after the date of this release.

Ashland Inc. and Consolidated Subsidiaries                                                                            Page 1
STATEMENTS OF CONSOLIDATED INCOME
(In millions except per share data - preliminary and unaudited)
                                                                             Three months ended         Nine months ended
                                                                                   June 30                   June 30
                                                                            ----------------------    -----------------------
                                                                                2006        2005          2006         2005
                                                                            ----------  ----------    ----------   ----------
REVENUES
     Sales and operating revenues                                           $   2,691   $   2,492     $   7,378    $   6,731
     Equity income                                                                  4         315             9          530
     Other income                                                                  13          14            49           49
                                                                            ----------  ----------    ----------   ----------
                                                                                2,708       2,821         7,436        7,310
COSTS AND EXPENSES
     Cost of sales and operating expenses                                       2,252       2,074         6,217        5,678
     Selling, general and administrative expenses                                 329         337           948          957
                                                                            ----------  ----------    ----------   ----------
                                                                                2,581       2,411         7,165        6,635
                                                                            ----------  ----------    ----------   ----------
OPERATING INCOME                                                                  127         410           271          675
     Gain (loss) on the MAP Transaction (a)                                         -       1,295            (2)       1,295
     Loss on early retirement of debt                                               -        (143)            -         (145)
     Net interest and other financing income (costs)                                9         (31)           29          (89)
                                                                            ----------  ----------    ----------   ----------
INCOME FROM CONTINUING OPERATIONS
     BEFORE INCOME TAXES                                                          136       1,531           298        1,736
     Income tax (expense) benefit                                                 (43)        236           (90)         157
                                                                            ----------  ----------    ----------   ----------
INCOME FROM CONTINUING OPERATIONS                                                  93       1,767           208        1,893
     Results from discontinued operations (net of income taxes)                     -           -            (1)           -
                                                                            ----------  ----------    ----------   ----------
NET INCOME                                                                  $      93   $   1,767     $     207    $   1,893
                                                                            ==========  ==========    ==========   ==========

DILUTED EARNINGS PER SHARE
     Income from continuing operations                                      $    1.29   $   23.65     $    2.87    $   25.48
     Results from discontinued operations                                           -           -          (.01)           -
                                                                            ----------  ----------    ----------   ----------
     Net income                                                             $    1.29   $   23.65     $    2.86    $   25.48
                                                                            ==========  ==========    ==========   ==========

AVERAGE COMMON SHARES AND ASSUMED CONVERSIONS                                      72          75            72           74

SALES AND OPERATING REVENUES
     APAC                                                                   $     838   $     713     $   2,053    $   1,713
     Performance Materials (b)                                                    370         383         1,068        1,028
     Distribution                                                               1,050         987         3,046        2,837
     Valvoline                                                                    366         354         1,030          987
     Water Technologies (b)                                                       113         101           310          290
     Intersegment sales                                                           (46)        (46)         (129)        (124)
                                                                            ----------  ----------    ----------   ----------
                                                                            $   2,691   $   2,492     $   7,378    $   6,731
                                                                            ==========  ==========    ==========   ==========
OPERATING INCOME (c)
     APAC                                                                   $      68   $      41     $      95    $      (6)
     Performance Materials (b)                                                     41          33            94           73
     Distribution                                                                  30          31            95           80
     Valvoline                                                                    (10)         19            (6)          49
     Water Technologies (b)                                                         9           2             9            9
     Refining and Marketing (d)                                                     -         290             -          486
     Unallocated and other                                                        (11)         (6)          (16)         (16)
                                                                            ----------  ----------    ----------   ----------
                                                                            $     127   $     410     $     271    $     675
                                                                            ==========  ==========    ==========   ==========

(a) "MAP Transaction" refers to the June 30, 2005 transfer of Ashland's 38% interest in Marathon Ashland Petroleum LLC (MAP), Ashland's maleic anhydride business and 60 Valvoline Instant Oil Change centers in Michigan and northwest Ohio to Marathon Oil Corporation in a transaction valued at approximately $3.7 billion.
(b) In June 2006, Ashland redefined its reporting segments in order to provide stakeholders with a clearer understanding of its businesses as the company evolves into a diversified chemical company. Performance Materials and Water Technologies were formerly combined under Ashland Specialty Chemical. Prior periods have been conformed to the current period presentation.
(c) In October 2005, Ashland refined its segment reporting to allocate substantially all corporate expenses to Ashland's five operating divisions, with the exception of certain legacy costs or items clearly not associated with the operating divisions. Prior periods have been conformed to the current period presentation.
(d) Includes Ashland's equity income from MAP, amortization related to Ashland's excess investment in MAP and other activities associated with refining and marketing through June 30, 2005.

Ashland Inc. and Consolidated Subsidiaries                                                                        Page 2
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions - preliminary and unaudited)

                                                                                                           June 30
                                                                                                  ---------------------------
                                                                                                      2006           2005
                                                                                                  -----------    ------------
ASSETS
     Current assets
         Cash and cash equivalents                                                                $      363     $       692
         Available-for-sale securities                                                                   621               -
         Accounts receivable proceeds from the MAP Transaction                                             -             913
         Accounts receivable                                                                           1,759           1,520
         Inventories                                                                                     625             567
         Deferred income taxes                                                                            96             113
         Other current assets                                                                            153             125
                                                                                                  -----------    ------------
                                                                                                       3,617           3,930

     Investments and other assets
         Goodwill and other intangibles                                                                  710             649
         Asbestos insurance receivable (noncurrent portion)                                              446             374
         Deferred income taxes                                                                           182             160
         Other noncurrent assets                                                                         464             428
                                                                                                  -----------    ------------
                                                                                                       1,802           1,611

     Property, plant and equipment
         Cost                                                                                          3,463           3,219
         Accumulated depreciation, depletion and amortization                                         (1,949)         (1,839)
                                                                                                  -----------    ------------
                                                                                                       1,514           1,380
                                                                                                  -----------    ------------

                                                                                                  $    6,933     $     6,921
                                                                                                  ===========    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
     Current liabilities
         Debt due within one year                                                                 $       18     $        78
         Trade and other payables                                                                      1,420           1,358
         Income taxes                                                                                     48              71
                                                                                                  -----------    ------------
                                                                                                       1,486           1,507

     Noncurrent liabilities
         Long-term debt (less current portion)                                                            70              90
         Employee benefit obligations                                                                    417             444
         Reserves of captive insurance companies                                                         182             190
         Asbestos litigation reserve (noncurrent portion)                                                592             534
         Other long-term liabilities and deferred credits                                                385             409
                                                                                                  -----------    ------------
                                                                                                       1,646           1,667

     Stockholders' equity                                                                              3,801           3,747
                                                                                                  -----------    ------------

                                                                                                  $    6,933     $     6,921
                                                                                                  ===========    ============

Ashland Inc. and Consolidated Subsidiaries                                                                         Page 3
STATEMENTS OF CONSOLIDATED CASH FLOWS
(In millions - preliminary and unaudited)
                                                                                                        Nine months ended
                                                                                                            June 30
                                                                                                   --------------------------
                                                                                                       2006           2005
                                                                                                   -----------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES FROM CONTINUING OPERATIONS
     Net Income                                                                                    $      207    $     1,893
     Results from discontinued operations (net of income taxes)                                             1              -
     Adjustments to reconcile income from continuing operations to cash flows from operating activities
         Depreciation, depletion and amortization                                                         159            141
         Deferred income taxes                                                                              7           (515)
         Equity income from affiliates                                                                     (9)          (530)
         Distributions from equity affiliates                                                               9            277
         Loss (gain) on the MAP Transaction                                                                 2         (1,295)
         Loss on early retirement of debt                                                                   -            145
         Change in operating assets and liabilities (a)                                                  (259)             5
         Other items                                                                                       (2)            (5)
                                                                                                   -----------   ------------
                                                                                                          115            116
CASH FLOWS FROM FINANCING ACTIVITIES FROM CONTINUING OPERATIONS
     Proceeds from issuance of common stock                                                                17            100
     Excess tax benefits related to share-based payments                                                    6             17
     Repayment of long-term debt                                                                           (7)        (1,477)
     Repurchase of common stock                                                                          (138)             -
     Decrease in short-term debt                                                                            -            (40)
     Cash dividends paid                                                                                  (59)           (60)
                                                                                                   -----------   ------------
                                                                                                         (181)        (1,460)
CASH FLOWS FROM INVESTMENT ACTIVITIES FROM CONTINUING OPERATIONS
     Additions to property, plant and equipment                                                          (189)          (285)
     Purchase of operations - net of cash acquired                                                       (177)          (152)
     Proceeds from sale of operations                                                                      12          2,397
     Purchases of available-for-sale securities                                                          (645)             -
     Proceeds from sales and maturities of available-for-sale securities                                  437              -
     Purchase of accounts receivable                                                                        -           (150)
     Other - net                                                                                           11              9
                                                                                                   -----------   ------------
                                                                                                         (551)         1,819
                                                                                                   -----------   ------------
CASH (USED) PROVIDED BY CONTINUING OPERATIONS                                                            (617)           475
     Cash used by discontinued operations
         Operating cash flows                                                                              (5)           (26)
                                                                                                   -----------   ------------
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                                                   $     (622)   $       449
                                                                                                   ===========   ============

DEPRECIATION, DEPLETION AND AMORTIZATION
     APAC                                                                                          $       79    $        67
     Performance Materials (b)                                                                             22             24
     Distribution                                                                                          16             13
     Valvoline                                                                                             21             20
     Water Technologies (b)                                                                                10              9
     Unallocated and other                                                                                 11              8
                                                                                                   -----------   ------------
                                                                                                   $      159    $       141
                                                                                                   ===========   ============
ADDITIONS TO PROPERTY, PLANT AND EQUIPMENT
     APAC                                                                                          $       75    $       155
     Performance Materials (b)                                                                             31             23
     Distribution                                                                                          26             16
     Valvoline                                                                                             27             52
     Water Technologies (b)                                                                                16             18
     Unallocated and other                                                                                 14             21
                                                                                                   -----------   ------------
                                                                                                   $      189    $       285
                                                                                                   ===========   ============

(a)   Excludes changes resulting from operations acquired or sold.
(b) In June 2006, Ashland redefined its reporting segments in order to provide stakeholders with a clearer understanding of its businesses as the company evolves into a diversified chemical company. Performance Materials and Water Technologies were formerly combined under Ashland Specialty Chemical. Prior periods have been conformed to the current period presentation.

Ashland Inc. and Consolidated Subsidiaries                                                                         Page 4
OPERATING INFORMATION BY INDUSTRY SEGMENT
(In millions - preliminary and unaudited)
                                                                        Three months ended             Nine months ended
                                                                              June 30                       June 30
                                                                     --------------------------    --------------------------
                                                                         2006           2005           2006           2005
                                                                     -----------    -----------    -----------    -----------
APAC
     Construction backlog at June 30 (a)                                                           $    1,951     $    2,100
     Net construction job revenues (b)                               $      509     $      424     $    1,189     $      966
     Hot-mix asphalt production (tons)                                      8.7            9.5           20.7           21.0
     Aggregate production (tons)                                            8.7            8.3           23.7           22.6
PERFORMANCE MATERIALS (c) (d)
     Sales per shipping day                                          $      5.9     $      6.0     $      5.7     $      5.5
     Pounds sold per shipping day                                           5.1            5.9            5.0            5.6
     Gross profit as a percent of sales                                    25.0%          22.6%          23.2%          20.2%
DISTRIBUTION (c)
     Sales per shipping day                                          $     16.7     $     15.4     $     16.2     $     15.1
     Pounds sold per shipping day                                          19.6           19.1           19.0           19.2
     Gross profit as a percent of sales                                     9.3%         10.0%            9.7%           9.8%
VALVOLINE (c)
     Lubricant sales (gallons)                                             45.1           48.1          127.8          131.4
     Premium lubricants (percent of U.S. branded volumes)                  22.4%          24.3%          23.2%          23.5%
     Gross profit as a percent of sales                                    20.2%          25.9%          21.4%          27.0%
WATER TECHNOLOGIES (c) (d)
     Sales per shipping day                                          $      1.8     $      1.6     $      1.6     $      1.5
     Gross profit as a percent of sales                                    45.5%          46.9%          47.0%          48.1%


(a) Includes APAC's proportionate share of the backlog of unconsolidated joint ventures.
(b)   Total  construction job revenues,  less subcontract  costs.
(c) Sales are defined as sales and operating revenues. Gross profit is defined as sales and operating revenues, less cost of sales and operating expenses.
(d) In June 2006, Ashland redefined its reporting segments in order to provide stakeholders with a clearer understanding of its businesses as the company evolves into a diversified chemical company. Performance Materials and Water Technologies were formerly combined under Ashland Specialty Chemical. Prior periods have been conformed to the current period presentation.